Exhibit 10.1

NOTES PAYABLE AGREEMENT

This Notes Payable Agreement (the “Agreement”) is entered into as of December 31, 2025 (the “Effective Date”), by and between:

HI-GREAT GROUP HOLDING COMPANY, a Nevada corporation (“Borrower”), and Sella Care, Inc., a California corporation (“Lender”).

Borrower and Lender may be referred to individually as a “Party” and collectively as the “Parties.”

1.	Recitals

WHEREAS, Borrower has an outstanding accounts payable balance owed to Lender that has remained unpaid for more than three (3) years; and

WHEREAS, the Parties desire to formalize and reclassify such outstanding balance as a loan payable under the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

2.	Principal Amount

The Parties agree that the total outstanding accounts payable balance of $85,000 as of the Effective Date (the “Principal”) shall be converted and reclassified as a loan payable from Borrower to Lender.

3.	Interest

(a)	The Principal shall bear interest at a rate of three percent (3%) per annum.

(b)	Interest shall accrue on a simple basis unless otherwise agreed in writing.

(c) Accrued interest shall be payable annually or upon repayment of the Principal, whichever occurs first.

4.	Term and Maturity

This Agreement shall remain in effect until December 31, 2028 (the “Maturity Date”), at which time all outstanding Principal and accrued but unpaid interest shall become due and payable in full.

5.	Repayment

(a) Borrower may prepay all or any portion of the Principal and accrued interest at any time without penalty.

(b)	Payments shall be applied first to accrued interest and then to Principal.

6.	Acceleration Upon Change of Control

(a)	In the event of any change of control of Borrower, including but not limited to:

i.	a merger or acquisition of Borrower;

ii.	the sale of substantially all of Borrower’s assets; or

iii.	a change in ownership or management resulting in loss of control by the current management team,

then all outstanding Principal and accrued interest under this Agreement shall become immediately due and payable in full.

(b) Such acceleration shall occur without recourse to Borrower’s shareholders, officers, directors, or prior management, except as otherwise required by law.

7.	Accounting Treatment

Upon execution of this Agreement, Borrower shall reclassify the outstanding accounts payable balance as a notes payable (loan payable) in its financial records. Lender shall make corresponding adjustments in its accounting records.

8.	Related Party Transaction

The Parties acknowledge that this Agreement constitutes a related-party transaction and shall be disclosed in accordance with applicable accounting standards, including U.S. GAAP.

9.	Representations and Warranties

Each Party represents and warrants that:

(a) It has the authority to enter into this Agreement;

(b) This Agreement is valid, binding, and enforceable; and

(c) Execution has been duly authorized.

10.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles.

11.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements or understandings.

12.	Amendments

Any amendment must be in writing and signed by both Parties.

13.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original.

14.	Signatures

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date. BORROWER:

HI-Great Group Holding Company

By:	/s/ Alex Yang
Name:	Alex Yang
Title:	CEO

LENDER:

Sella Care, Inc.

By:	/s/ Ho Soon Hwang Yang
Name:	Ho Soon Hwang Yang
Title:	CEO

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